UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 13, 2015

AEROCENTURY CORP.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	94-3263974
(State or Other Jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1440 Chapin Avenue, Suite 310 Burlingame, CA	94010
(Address of principal executive offices)	(Zip Code)

(650)-340-1888
Registrant’s telephone number, including area code:

Not Applicable
Former Name or Former Address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
 ☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
 ☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 ☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

On May 13, 2015, American Election Services, LLC, the independent tabulator and inspector of elections (the “Inspector”) engaged by the Company for the stockholder election that took place at the Company’s 2015 Annual Meeting of Stockholders (“Meeting”), released the final results on the following matters brought before the Meeting:

(1)	the election of two members to the Board of Directors;

(2)	the approval, in a non-binding vote, of the compensation of the Company's named executive officers as disclosed in the Proxy Statement; and

(3)	the ratification of the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm.

The following is a summary of the voting results as reported by the Inspector:

1.  Election of Directors:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
David P. Wilson	1,127,873	6,667	20,431
Thomas W. Orr	632,224	6,851	20,431
Lee G. Beaumont	492,624	2,841	20,431

Messrs Wilson and Orr were each re-elected to serve a three-year term expiring at the 2018 Annual Meeting of Stockholders of the Company.

2.  Non-binding Advisory Vote Approving the Compensation of the Company's Named Executive Officers as Disclosed in the Proxy Statement:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
619,647	508,901	5,992	20,431

3. Ratification of the Appointment of BDO USA, LLP as the Company’s Independent Registered Public Accounting Firm:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
1,125,365	3,092	6,083	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

AEROCENTURY CORP.

Date: May 13, 2015	By:	/s/ Neal D. Crispin
Title: Chairman and CEO